Exhibit 10.30

As of October 1, 2010
Mr. J. Stuart Moore
4710 63rd Blvd. West
Bradenton, FL 34210
RE: Amendment to the Separation Agreement dated July 31, 2006, between Sapient Corporation (“Sapient”) and J. Stuart Moore (the “Separation Agreement”)
Dear Stuart:
This letter sets forth our mutual understanding regarding certain changes to the benefits granted you under your Separation Agreement and will serve as an amendment thereof.
Our mutual understanding is as follows:
If and when the Sapient Board of Directors (the “Board”) determines that your services as a Board member will be compensated in accordance with the compensation arrangements applicable to outside Directors of the Board, the benefits to which you are entitled under your Separation Agreement will cease, except for the following:
o	The COBRA medical insurance premium payments described under the “COBRA Benefits Continuation” section of your Separation Agreement

o	Up to eight (8) hours per month of administrative support from your former executive assistant (or her successor)
Please indicate your agreement with the above by signing the two enclosed copies of this letter and returning one of them to Jane Owens, General Counsel, at the Company’s Boston headquarters.
Best regards,

/s/ Alan J. Herrick Alan J. Herrick, Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ J. Stuart Moore
J. Stuart Moore